Exhibit 99.1

HubSpot Reports Q3 2017 Results

Strong Revenue Growth, Improved Margins and Positive Free Cash Flow

Full-Year 2017 Guidance Raised

CAMBRIDGE, MA (November 1, 2017) — HubSpot, Inc. (NYSE: HUBS), a leading CRM, marketing, sales and customer experience platform, today announced financial results for the third quarter ended September 30, 2017.

Financial Highlights:

Revenue

•	Total revenue was $97.7 million, up 38% compared to the third quarter of 2016.

•	Subscription revenue was $93.2 million, up 40% compared to the third quarter of 2016.

•	Professional services and other revenue was $4.6 million, up 12% compared to the third quarter of 2016.

Operating Income (Loss)

•	GAAP operating margin was (12.4%) for the quarter, compared to (14.1%) in the third quarter of 2016.

•	Non-GAAP operating margin was 0.5% for the quarter, an improvement of approximately 2.3 percentage points from (1.8%) in the third quarter of 2016.

•	GAAP operating loss was ($12.1) million for the quarter, compared to ($10.0) million in the third quarter of 2016.

•	Non-GAAP operating income was $0.5 million for the quarter, compared to a loss of ($1.2) million in the third quarter of 2016. Non-GAAP operating income (loss) excludes stock-based compensation expense, amortization of acquired intangible assets, and acquisition related expenses.

Net Income (Loss)

•	GAAP net loss was ($10.6) million, or ($0.29) per basic and diluted share for the quarter, compared to ($10.5) million, or ($0.30) per basic and diluted share, in the third quarter of 2016.

•	Non-GAAP net income was $1.3 million, or $0.03 per basic and diluted share for the quarter, compared to a net loss of ($1.8) million, or ($0.05) per basic and diluted share, in the third quarter of 2016. Non-GAAP net income (loss) per share excludes stock-based compensation expense, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes and business combination.

•	Third quarter weighted average basic and diluted shares outstanding for GAAP net loss per share was 37.0 million, compared to 35.4 million basic and diluted shares in the third quarter of 2016.

•	Third quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 37.0 million and 39.4 million, respectively, compared to 35.4 million weighted average basic and diluted shares in the third quarter of 2016.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $527.5 million as of September 30, 2017.

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•	During the third quarter, the company generated $1.8 million of free cash flow compared to $1.5 million during the third quarter of 2016.

Additional Recent Business Highlights

•	Grew total customers to 37,450 at September 30, 2017, up 47% from September 30, 2016.

•	Total average subscription revenue per customer was $10,332 during the third quarter of 2017.

“Q3 was yet another strong quarter for HubSpot and we’re thrilled with the results,” said Brian Halligan, Co-founder & CEO. “We delivered strong revenue growth, positive profitability and continue to see increasing adoption of our growth stack among our customer base. All of this reinforces what I saw at our annual INBOUND event in September — this global movement is just getting started. And it’s our mission at HubSpot to lead that movement every step of the way.”

Business Outlook

Based on information available as of November 1, 2017, HubSpot is issuing guidance for the fourth quarter of 2017 and raising guidance for full year 2017 as indicated below.

Fourth Quarter 2017:

•	Total revenue is expected to be in the range of $101 million to $102 million.

•	Non-GAAP operating income is expected to be in the range of $1.5 million to $2.5 million. This excludes stock-based compensation expense of approximately $12.4 million, amortization of acquired intangible assets of approximately $50 thousand and acquisition related expenses of approximately $819 thousand.

•	Non-GAAP net income per common share is expected to be in the range of $0.06 to $0.08. This excludes stock-based compensation expense of approximately $12.4 million, amortization of acquired intangible assets of approximately $50 thousand, acquisition related expenses of approximately $819 thousand, non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $4.9 million, and the deferred income tax benefit from convertible notes of approximately $2.5 million. This assumes approximately 39.9 million weighted average diluted shares outstanding.

Full Year 2017:

•	Total revenue is expected to be in the range of $370 million to $371 million, up from our previously guided range of $362.8 million to $364.8 million dollars.

•	Non-GAAP operating income is expected to in be in the range of $5.7 to $6.7 million, up from our previously guided range of breakeven to $2.0 million. This excludes stock-based compensation expense of approximately $46.8 million amortization of acquired intangible assets of approximately $104 thousand, and acquisition related expenses of approximately $1.3 million.

•	Non-GAAP net income per common share is expected to be in the range of $0.19 to $0.21, up from our previously guided range of $0.03 to $0.07. This excludes stock-based compensation expense of approximately $46.8 million, amortization of acquired intangible assets of approximately $104 thousand, acquisition related expenses of approximately $1.3 million, non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $12.4 million, and the deferred income tax benefit from convertible notes and business combination of approximately $11.6 million. This assumes approximately 39.2 million weighted average diluted shares outstanding.

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, and acquisition-related expenses in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

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Conference Call Information

HubSpot will host a conference call on Wednesday, Nov 1, 2017, at 4:30 p.m. Eastern Time (ET) to discuss its third quarter 2017 financial results and business outlook. To access this call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international). The conference ID is 99807970. Additionally, a live webcast of the conference call will be available in the “Investor” section of HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 p.m. ET on Nov 8, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 99807970. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading CRM, marketing, sales, and customer experience platform. Over 37,000 total customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow for the three and nine months ended September 30, 2017 and 2016. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2017 and full year 2017, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on August 2, 2017 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$176,743	$59,702
Short-term investments	315,130	54,648
Accounts receivable – net of allowance for doubtful accounts of $622 and $617 at September 30, 2017 and December 31, 2016, respectively	48,790	38,984
Deferred commission expense	11,228	9,025
Restricted cash	—	162
Prepaid hosting costs	1,411	5,299
Prepaid expenses and other current assets	17,726	8,433

Total current assets	571,028	176,253
Long-term investments	35,669	35,718
Property and equipment, net	40,601	30,201
Capitalized software development costs, net	8,566	6,523
Restricted cash	5,106	321
Other assets	4,044	950
Intangible assets	6,362	16
Goodwill	14,950	9,773

Total assets	$686,326	$259,755

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,749	$4,350
Accrued compensation costs	11,611	11,415
Other accrued expenses	25,753	16,033
Deferred rent	157	159
Deferred revenue	118,366	95,426

Total current liabilities	160,636	127,383
Deferred rent, net of current portion	18,173	10,079
Deferred revenue, net of current portion	1,792	1,171
Other long-term liabilities	3,626	2,422
Convertible senior notes	293,563	—

Total liabilities	477,790	141,055

Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	482,964	365,444
Accumulated other comprehensive income (loss)	83	(864)
Accumulated deficit	(274,547)	(245,916)

Total stockholders’ equity	208,536	118,700

Total liabilities and stockholders’ equity	$686,326	$259,755

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Subscription	$93,164	$66,505	$255,030	$182,357
Professional services and other	4,562	4,084	14,041	12,166

Total revenue	97,726	70,589	269,071	194,523

Cost of revenues:
Subscription	12,933	10,655	36,834	29,550
Professional services and other	6,077	5,157	17,839	15,428

Total cost of revenues	19,010	15,812	54,673	44,978

Gross profit	78,716	54,777	214,398	149,545

Operating expenses:
Research and development	18,828	12,100	48,087	33,182
Sales and marketing	57,904	41,193	155,284	115,531
General and administrative	14,110	11,435	41,730	31,674

Total operating expenses	90,842	64,728	245,101	180,387

Loss from operations	(12,126)	(9,951)	(30,703)	(30,842)

Other expense:
Interest income	1,274	224	2,311	604
Interest expense	(5,063)	(97)	(7,947)	(277)
Other expense	(26)	(365)	(251)	(900)

Total other expense	(3,815)	(238)	(5,887)	(573)

Loss before income tax benefit (expense)	(15,941)	(10,189)	(36,590)	(31,415)
Income tax benefit (expense)	5,358	(326)	8,411	(318)

Net loss	$(10,583)	$(10,515)	$(28,179)	$(31,733)

Net loss per share, basic and diluted	$(0.29)	$(0.30)	$(0.77)	$(0.91)
Weighted average common shares used in computing basic and diluted net loss per share:	37,047	35,393	36,639	35,038

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Activities:
Net loss	$(10,583)	$(10,515)	$(28,179)	$(31,733)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	4,146	2,769	11,123	7,992
Stock-based compensation	12,110	8,695	34,419	23,401
Benefit for deferred income taxes	(5,581)	—	(9,125)	(165)
Amortization of debt discount and issuance costs	4,799	—	7,482	—
(Accretion) amortization of bond discount premium	(692)	136	(747)	547
Noncash rent expense	1,344	744	4,343	2,693
Unrealized currency translation	(153)	(82)	(348)	(146)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(9,671)	(4,755)	(8,510)	(5,140)
Prepaid expenses and other assets	2,555	(762)	(5,363)	(3,386)
Deferred commission expense	(110)	(77)	(2,011)	(80)
Accounts payable	1,883	431	1,556	733
Accrued expenses	(131)	1,800	6,838	3,737
Deferred rent	(21)	(41)	3,581	(75)
Deferred revenue	7,906	6,929	20,561	18,715

Net cash and cash equivalents provided by operating activities	7,801	5,272	35,620	17,093

Investing Activities:
Purchases of investments	(267,359)	(23,212)	(572,636)	(44,323)
Maturities of investments	276,000	22,045	313,060	43,388
Purchases of property and equipment	(4,017)	(2,081)	(15,089)	(13,350)
Capitalization of software development costs	(1,966)	(1,661)	(5,306)	(4,173)
Acquisition of a business and purchase of technology	(9,415)	—	(9,415)	—
Purchases of strategic investments	(2,200)	—	(2,800)	—
Restricted cash	—	—	(4,587)	—

Net cash and cash equivalents used in investing activities	(8,957)	(4,909)	(296,773)	(18,458)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(1,057)	(478)	(3,154)	(1,820)
Proceeds related to the issuance of common stock under stock plans	2,924	2,977	10,409	9,145
Repayments of capital lease obligations	(269)	(209)	(787)	(528)
Proceeds of the issuance of convertible notes, net of issuance costs paid of $10,767	(12)	—	389,233	—
Purchase of note hedge related to convertible notes	—	—	(78,920)	—
Proceeds from the issuance of warrants related to convertible notes, net of issuance costs of $200	—	—	58,880	—

Net cash and cash equivalents provided by financing activities	1,586	2,290	375,661	6,797

Effect of exchange rate changes on cash and cash equivalents	691	125	2,533	427

Net increase in cash and cash equivalents	1,121	2,778	117,041	5,859
Cash and cash equivalents, beginning of period	175,622	58,661	59,702	55,580

Cash and cash equivalents, end of period	$176,743	$61,439	$176,743	$61,439

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Reconciliation of non-GAAP operating income (loss) and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP operating loss	$(12,126)	$(9,951)	$(30,703)	$(30,842)
Stock-based compensation	12,110	8,695	34,419	23,401
Amortization of acquired intangible assets	38	20	54	64
Acquisition related expenses	439	—	439	—

Non-GAAP operating income (loss)	$461	$(1,236)	$4,209	$(7,377)

GAAP operating margin	(12.4%)	(14.1%)	(11.4%)	(15.9%)
Non-GAAP operating margin	0.5%	(1.8%)	1.6%	(3.8%)

Reconciliation of non-GAAP net income (loss) (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(10,583)	$(10,515)	$(28,179)	$(31,733)
Stock-based compensation	12,110	8,695	34,419	23,401
Amortization of acquired intangible assets	38	20	54	64
Acquisition related expenses	439	—	439	—
Amortization of debt discount and debt issuance costs	4,799	—	7,482	—
Deferred income tax benefit from convertible notes and business combination	(5,552)	—	(9,093)	—

Non-GAAP net income (loss)	$1,251	$(1,800)	$5,122	$(8,268)

Non-GAAP net income (loss) per share:
Basic	$0.03	$(0.05)	$0.14	$(0.24)
Diluted	$0.03	$(0.05)	$0.13	$(0.24)
Shares used in non-GAAP per share calculations
Basic	37,047	35,393	36,639	35,038
Diluted	39,443	35,393	38,763	35,038

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2017					2016
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$12,933	$6,077	$18,828	$57,904	$14,110	$10,655	$5,157	$12,100	$41,193	$11,435
Stock-based compensation	(163)	(591)	(3,110)	(5,015)	(3,231)	(139)	(438)	(2,341)	(3,473)	(2,304)
Amortization of acquired intangible assets	(38)	—	—	—	—	(13)	—	—	(7)	—
Acquisition related expenses	—	—	(439)	—	—	—	—	—	—	—

Non-GAAP expense	$12,732	$5,486	$15,279	$52,889	$10,879	$10,503	$4,719	$9,759	$37,713	$9,131

GAAP expense as a percentage of revenue	13.2%	6.2%	19.3%	59.3%	14.4%	15.1%	7.3%	17.1%	58.4%	16.2%
Non-GAAP expense as a percentage of revenue	13.0%	5.6%	15.6%	54.1%	11.1%	14.9%	6.7%	13.8%	53.4%	12.9%

	Nine Months Ended September 30,
	2017					2016
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$36,834	$17,839	$48,087	$155,284	$41,730	$29,550	$15,428	$33,182	$115,531	$31,674
Stock-based compensation	(455)	(1,707)	(9,013)	(13,889)	(9,355)	(363)	(1,238)	(6,371)	(9,368)	(6,061)
Amortization of acquired intangible assets	(47)	—	—	(7)	—	(44)	—	—	(20)	—
Acquisition related expenses	—	—	(439)	—	—	—	—	—	—	—

Non-GAAP expense	$36,332	$16,132	$38,635	$141,388	$32,375	$29,143	$14,190	$26,811	$106,143	$25,613

GAAP expense as a percentage of revenue	13.7%	6.6%	17.9%	57.7%	15.5%	15.2%	7.9%	17.1%	59.4%	16.3%
Non-GAAP expense as a percentage of revenue	13.5%	6.0%	14.4%	52.5%	12.0%	15.0%	7.3%	13.8%	54.6%	13.2%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP subscription margin	$80,231	$55,850	$218,196	$152,807
Stock -based compensation	163	139	455	363
Amortization of acquired intangible assets	38	13	47	44

Non-GAAP subscription margin	$80,432	$56,002	$218,698	$153,214

GAAP subscription margin percentage	86.1%	84.0%	85.6%	83.8%
Non-GAAP subscription margin percentage	86.3%	84.2%	85.8%	84.0%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net cash and cash equivalents provided by operating activities	$7,801	$5,272	$35,620	$17,093
Purchases of property and equipment	(4,017)	(2,081)	(15,089)	(13,350)
Capitalization of software development costs	(1,966)	(1,661)	(5,306)	(4,173)

Free cash flow	$1,818	$1,530	$15,225	$(430)

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount and debt issuance costs, and the deferred income tax benefit from convertible notes. We believe investors may want to

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exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

(c)	Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

(d)	In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

(e)	The deferred income tax benefit from the convertible notes issued in May 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the convertible notes. This taxable temporary difference resulted in the Company recognizing a $9.4 million deferred tax liability which was recorded as an adjustment to additional paid-in capital on the consolidated balance sheet. The creation of the deferred tax liability is recognized as a component of equity and represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the convertible notes is a non-cash item that is unique to the issuance of the Company’s convertible notes, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

The deferred income tax benefit from the business combination entered into in September 2017 is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the Company recognizing a $2.2 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheet. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit from the business combination is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

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Investor Relations Contact:

Charles MacGlashing,

investors@hubspot.com

Media Contact:

Ellie Botelho

ebotelho@hubspot.com

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